FIRST AMENDMENT TO

LOAN AGREEMENT

By and Among

MANUFACTURERS AND TRADERS TRUST COMPANY,

As Administrative Agent and Letter of Credit Issuer,

THE LENDERS PARTY HERETO

and

COMPUTER TASK GROUP, INCORPORATED

As of April 12th, 2006

FIRST AMENDMENT TO

LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (“First Amendment”) is made as of the 12th day of April, 2006, by and among COMPUTER TASK GROUP, INCORPORATED, a New York corporation (“Borrower”), the LENDERS party hereto (the “Lenders”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, having an office and place of business at One Fountain Plaza, Buffalo, New York 14203, as issuer of letters of credit (“Bank”) and as agent for the Lenders and Bank (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to a Loan Agreement dated as of April 21, 2005 (the “Loan Agreement”).

WHEREAS, the parties hereto desire to amend the Loan Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for due consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

DEFINITIONS.    Capitalized terms used herein and not defined shall have the meaning given such terms in the Loan Agreement, except to the extent that such meanings are amended hereby.

2.

AMENDMENTS.

(a)

Section 1 of the Loan Agreement is hereby amended by (i) amending and restating the definitions of “Authorized Representative” and “Interest Period,” respectively, to read in their entirety as follows:

“Authorized Representative” shall mean Borrower’s Chief Executive Officer, President, Chief Financial Officer, Director, Audit & Treasury Services, Controller or Senior Accountant, including anyone serving as any of the foregoing in an interim capacity.

 “Interest Period” shall mean, with respect to any LIBOR Loan, any period commencing on the date such LIBOR Loan is made or the date of a subsequent interest rate selection, as the case may be, and ending seven (7) days, one (1) month, two (2) months, three (3) months or six (6) months later, as Borrower may request, provided that:  (y) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is the custom in the London interbank market to which such advance relates; and (z) no Interest Period shall end after the Revolving Credit Loan Maturity Date.

and (ii) amending the definition of “Loan Documents” to add “amending,” immediately after “extending,”.

(b)

Subsection (b) of Section 2.3 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(b)

Interest Rate Elections.  Borrower shall give the Administrative Agent, in accordance with Section 2.3(a) hereof, notice of its elected rate option with respect to the applicable portion of the Revolving Credit Loans.  If Borrower does not elect a new Interest Period prior to the expiration of any Interest Period, the interest rate for the relevant advance(s) may be set by the Administrative Agent at the applicable Base Rate or at the applicable seven day LIBOR Based Rate at the Administrative Agent’s discretion.  Borrower will have the right to change from a Base Rate to a LIBOR Based Rate at any time with respect to any advance but may change from a LIBOR Based Rate to a Base Rate only at the end of the applicable Interest Period for such advance.

(c)

Subsections (b) and (d) of Section 6.2 of the Loan Agreement are hereby amended and restated to read in their entirety as follows:

(b)

Quarterly Reports.  As soon as practicable, and in any event within forty-five (45) days after the close of each of the first three calendar quarters of each fiscal year of Borrower, Borrower shall deliver to Administrative Agent unaudited consolidated statements of income and cash flows for such calendar quarter and for the period from the beginning of such fiscal year to the end of such calendar quarter and unaudited consolidated balance sheets of Borrower and its consolidated subsidiaries as of the close of such calendar quarter, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year (except for the balance sheets, which shall set forth in comparative form the corresponding balance sheets as of the prior fiscal year end).  Such financial statements shall be certified by the chief financial officer of Borrower as presenting fairly the financial position of Borrower and its consolidated subsidiaries as of the end of such calendar quarter and the results of operations and cash flows for such fiscal year, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.  With respect to those financial statements which are required to be certified by the chief financial officer of Borrower, such certification shall state that such financial statements are complete and correct, were prepared in accordance with GAAP (except for year end adjustments and footnotes) and fairly present the financial condition at the respective dates indicated therein and the results of operations for the respective periods indicated therein of Borrower and its consolidated subsidiaries.

(d)

Compliance Certificate.  Borrower shall furnish to the Administrative Agent, within forty-five (45) days after the end of each of the first three calendar quarters of each fiscal year of Borrower, and within ninety (90) days after the end of the fourth calendar quarter of each fiscal year of Borrower, a completed Compliance Certificate in the form attached hereto as Exhibit D, and executed by an Authorized Representative;

3.

REPRESENTATIONS AND WARRANTIES.   Borrower makes the following representations and warranties which shall be deemed to be continuing representations and warranties so long as any Obligations, other than Continuing Obligations, remain unpaid:

3.1

Authorization.  Borrower has the power and authority to borrow under the Loan Agreement, as amended by this First Amendment, and to execute, deliver and perform this First Amendment and any documents delivered in connection with it, all of which have been duly authorized by all proper and necessary corporate action.

3.2

Binding Effect.  This First Amendment has been duly executed and delivered by Borrower and the Loan Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights.

3.3

Consents; Governmental Approvals.  No Governmental Action is or will be necessary in connection with the execution or delivery of this First Amendment or any other document executed and delivered by Borrower herewith, the consummation by Borrower of the transactions herein contemplated or the performance of or compliance by the Borrower with the terms and conditions hereof or thereof.

3.4

Representations and Warranties.   Except as disclosed to the Administrative Agent in writing, the representations and warranties contained in the Loan Agreement, as amended by this First Amendment, are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

3.5

Absence of Conflicts.    Neither the execution and delivery of this First Amendment by Borrower or any other document executed and delivered by Borrower herewith, nor the consummation by Borrower of the transactions herein or therein contemplated, nor performance of or compliance by the Borrower with the terms and conditions hereof or thereof, as the case may be, does or will

(a)

violate or conflict with any Requirement of Law, or

(b)

violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon the assets of any Loan Party (except for any Lien in favor of Administrative Agent securing the Obligations) pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of any Loan Party under or in connection with,

(i)

the Governing Documents of any Loan Party or any general partner or managing member of any Loan Party, if applicable,

(ii)

any contractual obligations creating, evidencing or securing any Indebtedness to which any Loan Party is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, or

(iii)

any other contractual obligation of any Loan Party, where the violation, conflict, breach or default, or result, is, has or would be reasonably likely to be or have a Material Adverse Effect, or

(c)

require the consent of, or notice to, any Person pursuant to any of the items referenced in clauses (i), (ii) or (iii) of Section 3.5 above, which consent has not been obtained or which notice has not been given.

3.6

No Events of Default.   No Event of Default and no Potential Default has occurred or is continuing, except for any Event of Default that has been waived by the Administrative Agent, the Bank and the Required Lenders in writing.

3.7

No Material Misstatements.  Neither this First Amendment nor any document delivered to Administrative Agent by or on behalf of Borrower to induce Administrative Agent, Bank and the Lenders to enter into this First Amendment contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

4.

CONDITIONS OF AMENDMENT.    The Administrative Agent shall have no obligation to execute or deliver this First Amendment until each of the following conditions shall have been satisfied:

4.1

Borrower, Lenders and Bank shall have executed this First Amendment.

4.2

Borrower shall have taken all appropriate corporate action to authorize, and its directors and/or stockholders, if required by its Governing Documents, shall have adopted resolutions authorizing the execution, delivery and performance of this First Amendment and the taking of all other action contemplated by this First Amendment, and the Administrative Agent shall have been furnished with copies of all such corporate action, certified by an Authorized Representative of Borrower as being true and correct and in full force and effect without amendment on the date hereof, and such other corporate documents as Administrative Agent may request.

4.3

Borrower shall have delivered to Administrative Agent any and all consents necessary to permit the transactions contemplated by this First Amendment.

4.4

Borrower shall have paid the fees and disbursements of Administrative Agent’s counsel and all recording fees, search fees, charges and taxes in connection with this First Amendment and all transactions contemplated hereby.

4.5

Borrower shall have delivered to Administrative Agent such additional documentation, consents, authorizations, insurance certificates, opinions of counsel and other instruments and agreements as Administrative Agent or its counsel may reasonably require.  All such documentation, instruments and other legal matters in connection with this First Amendment and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent and its counsel.

5.

MISCELLANEOUS.

5.1

Effect on Loan Documents.    The Borrower hereby ratifies and confirms the terms of the Loan Agreement and the other Loan Documents and agrees that, except as specifically amended hereby, the Loan Agreement and the other Loan Documents remain in full force and effect.    Nothing contained herein shall constitute a waiver of any provision of the Loan Documents, except such waivers as are expressly set forth herein.   The Borrower specifically acknowledges that (i) the Security and Negative Pledge Agreement dated as of April 21, 2005 given by Borrower to Administrative Agent granting a lien on assets of the Borrower to secure the Obligations, (ii) the Pledge Agreement dated as of April 21, 2005 given by Borrower to Administrative Agent granting a lien on Borrower’s interests in certain of its domestic subsidiaries to secure the Obligations and (iii) the Pledge Agreement dated as of April 21, 2005 given by Borrower to Administrative Agent granting a lien on certain of the Borrower’s interests in certain of its foreign subsidiaries to secure the Obligations, remain in full force and effect and each is hereby ratified and reaffirmed in its entirety.

5.2

Entire Agreement; Binding Effect.  The Loan Agreement, as amended by this First Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.  This First Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof.    This First Amendment shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by Administrative Agent, Bank, Lenders and their respective successors and assigns.

5.3

Severability.  If any provision of this First Amendment shall be determined by a court to be invalid, such provision shall be deemed modified to conform to the minimum requirements of applicable law.

5.4

Headings.  The section headings inserted in this First Amendment are provided for convenience of reference only and shall not be used in the construction or interpretation of this First Amendment.

5.5

Counterparts.  This First Amendment may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be signed by their duly authorized officers as of the day and year first above written.

COMPUTER TASK GROUP,
INCORPORATED

By:  /s/ Peter P. Radetich

Name:  Peter P. Radetich

Title:    Senior Vice President

MANUFACTURERS AND TRADERS TRUST
COMPANY, as Administrative Agent, Bank and
as a Lender

By:  /s/ Andrew M. Constantino

                   Andrew M. Constantino

Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:  /s/ Mark F. Wackowick

Name:  Mark F. Wackowick

Title:

V.P.